Exhibit 10.31

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of the 13th day of February, 2009 (the “Effective Date”) by and between Affymax, Inc., a Delaware corporation, with its principal office at 4001 Miranda Avenue, Palo Alto, California 94304 (the “Company”), and the several purchasers identified in the attached Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of 2,844,708 shares (the “Shares”) of the authorized but unissued shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”); and

WHEREAS, the Purchasers, severally but not jointly, wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)           “Affiliate” of a party means any corporation or other business entity controlled by, controlling or under common control with such party.  For this purpose “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)           “Closing Date” means the date of the Closing.

(c)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(d)           “Majority Purchasers” shall mean Purchasers which, at any given time, hold or have the right to acquire hereunder greater than fifty percent (50%) of the voting power of the Shares issued and sold or to be issued and sold pursuant to this Agreement, that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

(e)           “Registration Statement” shall mean any registration statement required to be filed by Section 7.1 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.

(f)            “Registrable Shares” shall mean all of the Shares.

(g)           “Rules and Regulations” shall mean the rules and regulations of the SEC.

(h)           “SEC” shall mean the Securities and Exchange Commission.

(i)            “SEC Documents” shall have the meaning set forth in Section 3.23 below.

(j)            “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.             Purchase and Sale of Shares.

2.1           Purchase and Sale.  Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally but not jointly, hereby agrees to purchase from the Company, at the Closing (as defined below), the number of Shares of Common Stock set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on Exhibit A hereto, at a purchase price of $11.24896 per share (the “Common Stock Purchase Price”).  The purchase price payable by each Purchaser for the Shares that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading “Purchase Price” on Exhibit A hereto.

2.2           Closing.  Subject to the satisfaction (or waiver) of the closing conditions set forth in Sections 5.1 and 5.2 of this Agreement, the closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at the offices of Cooley Godward Kronish LLP (“Cooley”), counsel to the Company, located at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306, at 10:00 a.m. California time on March 2, 2009, or at such other location, date and time as may be agreed upon between the Majority Purchasers and the Company.

2.3           Delivery.  At the Closing, the Company shall deliver to each Purchaser one or more original stock certificates, free and clear of all restrictive and other legends (except as provided in Section 6 hereof), evidencing the Shares subscribed for by Purchaser hereunder and registered in the name of such Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing or such other method of closing upon which the Company and the Purchasers may agree.

3.             Representations and Warranties of the Company. Except as disclosed in the SEC Documents, the Company hereby represents and warrants to each of the Purchasers, as of the Effective Date and the Closing Date, as follows:

3.1           Organization and Qualification. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate, as the case may be, its properties and assets and to conduct its business as currently conducted and as described in the SEC Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property or its employment of employees or consultants therein requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company, including, without limitation, a material adverse effect on the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects of the Company or on the power or ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).  The Company has not received a written notification that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect.  The Company is not in violation of its certificate of incorporation or bylaws as in effect on the Effective Date and the Closing Date, complete and correct copies of which have been filed by the Company with the SEC.

3.2           Subsidiaries. The Company has no subsidiaries other than its wholly owned subsidiary, Affymax Pharma Limited, which has no operations, assets, liabilities or employees.  The Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as set forth in the SEC Documents.

3.3           Due Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by the Company, and (c) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

3.4           Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 15,315,000 shares are outstanding on the Effective Date and (ii) 10,000,000 shares of preferred stock, of which no shares are outstanding on the Effective Date.  The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  Except for (i) options to purchase Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefits plans disclosed in the SEC Documents and (ii) outstanding warrants disclosed in the SEC Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.  The description of the Company’s warrants, stock option plans, employee stock purchase plans or similar arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents, in all material respects, the information required to be shown with respect to such warrants, plans, arrangements, options and rights.  The issuance and sale of the Shares will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.5           Issuance of the Shares. The Shares to be issued and sold by the Company to the Purchasers hereunder have been duly and validly authorized, and the Shares, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.  No preemptive right, co-sale right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof.  No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale or transfer of the Shares, or the filing of the Registration Statement by the Company.  No further approval or authorization of any other third party is required for the issuance and sale or transfer of the Shares, or the filing of the Registration Statement by the Company, except as may be required under federal, state or other securities or blue sky laws.

3.6           No Conflict. The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares) will not contravene any provision of (i) applicable law, (ii) the amended and restated certificate of incorporation or bylaws of the Company, (iii) any contract, agreement, license, understanding, indenture, mortgage, deed of trust, loan agreement, joint venture, lease, bond, debenture, note or other evidence of indebtedness or other instrument binding upon the Company or by or to which it or its properties are or may be subject (each, a “Contract”), or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company except, in the cases of clauses (i) and (iii) above for any such contraventions that would not, individually or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court or the NASDAQ Stock Market LLC (“NASDAQ”) is required for the execution and delivery by the Company of, the performance by the Company of its obligations under, or the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), except such as may be contemplated under this Agreement or required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

3.7           Material Changes.  Since the date of the latest financial statements included in the SEC Documents, except as specifically disclosed in the SEC Documents, there has not occurred any Material Adverse Effect or any development, occurrence or change that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.8           Litigation; Contracts.  There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, to which the Company, or to the Company’s knowledge, any of its respective directors or officers is a party or to which any of the properties of the Company is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, other than proceedings accurately described in all material respects in the SEC Documents and proceedings that would not have a Material Adverse Effect.  There are no Contracts of a character required to be described or referred to in the SEC Documents, and/or filed as an exhibit to the SEC Documents, by the Securities Act, the Exchange Act or the Rules and Regulations, which have not been accurately described in all material respects in the SEC Documents, and/or filed as an exhibit to the SEC Documents, other than the omission of which would not reasonably be expected to have a Material Adverse Effect.  The Contracts described in the SEC Documents are in full force and effect and are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) (A) has resulted or is reasonably likely to result in a breach, default, violation or waiver of any Contract or any provision thereof; (B) gives or is reasonably likely to give any party to any Contract the right to declare a breach, default or violation of or exercise any remedy under such Contract; (C) gives or is reasonably likely to give any party to any Contract the right to cancel, terminate, modify or be excused from performance of any obligations under such Contract; or (D) has resulted or is reasonably likely to result in a violation of any Law or in imposition of any fines, penalties, damages, injunctions, prohibitions or other sanctions, except where such breaches, defaults, violations, waivers, remedies, cancellations, terminations, modifications, excuses or impositions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9           Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the receipt of the proceeds contemplated herein, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.10         Environmental Matters.  The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.  Except as set forth in the SEC Documents, (x) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents and (y) to the Company’s knowledge, no property that is owned, leased or occupied by the Company has been designated a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

3.11         Registration Rights.  Other than as set forth in that certain Amended and Restated Investor Rights Agreement, dated September 7, 2006, by and between the Company and the other parties thereto, (i) no stockholder of the Company has any right to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement other than as set forth herein and (ii) no stockholder of the Company has any right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company other than as set forth herein.

3.12         Liabilities.  Since the date of the latest financial statements included in the SEC Documents: (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock other than ordinary and customary repurchases of restricted stock from employees upon termination of service pursuant to the terms of the Company’s equity incentive plans, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company; and (iv) there has not been any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except in each case as described in the SEC Documents.

3.13         Title to Assets.  The Company has good and marketable title to all properties and assets owned by it that are material to the business of the Company, free and clear of all liens, encumbrances and defects except as described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, except as described in the SEC Documents.  Except as set forth in the SEC Documents, the Company owns or leases all such properties and assets as are necessary to its operations as now conducted or as proposed to be conducted.  The Company does not own any real property.

3.14         Intellectual Property.

(a)           Except as set forth in the SEC Documents, all patents and patent applications filed by or on behalf of the Company (the “Owned Patents”) are owned or co-owned by the Company free and clear of all liens, encumbrances, defects or other restrictions, except as would not, singly or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any valid or bona fide basis for a finding that any of the Owned Patents in their entirety is unpatentable, invalid or unenforceable; and the Company reasonably believes that the Owned Patents are patentable, valid and enforceable, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(b)           In connection with the Company’s Owned Patents, all known relevant prior art references were disclosed or will be disclosed to the USPTO to the extent required by and in accordance with 37 C.F.R. Section 1.56; all information submitted to the USPTO in such patent applications, and in connection with the prosecution of such applications, was accurate in all material respects; and neither the Company nor, to the Company’s knowledge, any other person made any material misrepresentations or concealed any material information from the USPTO in such applications, or in connection with the prosecution of such applications, in violation of 37 C.F.R. Section 1.56.

(c)           Except as set forth in the SEC Documents, the Company owns or possesses rights to use, or can acquire on reasonable terms ownership of or rights to use, all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, and for the manufacture, use or sale of its presently proposed products, as described in the SEC Documents, and except as set forth in the SEC Documents, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  The Company’s Intellectual Property

is free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, law, equity or otherwise, except as described in the SEC Documents.  The Company is not obligated to pay a material royalty, grant a material license or provide other material consideration to any third party in connection with the Company’s Intellectual Property other than as disclosed or referenced in the SEC Documents.

(d)           Except as set forth in the SEC Documents, to the Company’s knowledge, after due inquiry, and except as would not have a Material Adverse Effect, there are no valid and enforceable rights of third parties to the Company’s Intellectual Property that are or would be infringed by the business currently conducted by the Company or in the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the SEC Documents.

(e)           Except as set forth in the SEC Documents, the Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator.  Except as set forth in the SEC documents, the Company is not a party to any contract, which restricts or impairs its use of any Intellectual Property in a manner that would have a Material Adverse Effect.

(f)            To the Company’s knowledge, there are no ongoing infringements by others of any Intellectual Property owned by the Company in connection with the business currently conducted by the Company or its presently proposed products, except as described in the SEC Documents.

(g)           Other than as set forth in the SEC Documents and except as would not have a Material Adverse Effect, to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains valid and enforceable claims that dominate or that would dominate any Owned Patent or other Intellectual Property owned by the Company or that interferes with the issued or pending claims of any such Owned Patent or other Intellectual Property.

(h)           Subject to the disclosures in the SEC Documents, the Company has taken those steps required in accordance with sound business practice and commercially reasonable business judgment to establish and preserve its ownership of, and licenses to, all of the Company’s Intellectual Property.  Each former and current employee and independent contractor of the Company has signed and delivered one or more written contracts with the Company pursuant to which such employee or independent contractor assigns to the Company all of his, her or its rights in and to any inventions, discoveries, improvements, works of authorship, know-how, or information made, conceived, reduced to practice, authored, or discovered in the course of employment by or performance of services for the Company, as well as any and all patent rights, copyrights, trademark rights, and other intellectual property rights therein or thereto except where the failure to do so would not have a Material Adverse Effect.  Neither the Company nor, to the knowledge of the Company, any of its employees or independent contractors have any agreements or arrangements with any third party restricting the Company’s or any such employee’s or independent contractor’s engagement in business activities that are material aspects of the Company’s business as described in the SEC Documents.  To the Company’s knowledge, no employee or independent contractor of the Company is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-disclosure agreement, or any other agreement or arrangement with any former employer, customer, or other third party as a result of such employee’s or independent contractors relationship with the Company or any actions undertaken by such employee or independent contractor while employed by or engaged with the Company, except as such violation would not reasonably be expected to have a Material Adverse Effect.

3.15         Employment Matters.  No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.  No collective bargaining agreement exists with any of the Company’s employees and, to the Company’s knowledge, no such agreement is imminent.

3.16         Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage previously held in the last year or customarily carried in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.17         No Integrated Offering.  The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or arrangements, or pursuant to outstanding options, restricted stock units, rights or warrants.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Shares, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.

3.18         Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in the manner and to the extent required by the Exchange Act and the rules promulgated thereunder by the SEC.  Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer.  Such disclosure controls and procedures are sufficient to provide reasonable assurance that the Company’s principal executive officer and principal financial officer are alerted to material information required to be included in the Company’s periodic reports required under the Exchange Act so as to allow timely decisions regarding required disclosure.  Since the filing of the Company’s most recent annual report on Form 10-K, the Company’s auditors and the Audit Committee of the Board of Directors have been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.  Since the filing of the Company’s most recent annual report on Form 10-K, any material weaknesses in internal controls have been identified for the Company’s auditors.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

3.19         Internal Accounting Controls. Except as described in the SEC Documents, the Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20         Sarbanes-Oxley. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and any related Rules and Regulations, and the statements contained in any such certifications are complete and correct.  The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended.

3.21         Regulatory Approvals.

(a)           The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all required declarations and filings with, and complied with all formal recommendations of, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the SEC Documents, including, without limitation, all necessary U.S. Food and Drug Administration (“FDA”), independent data monitoring committee, and applicable foreign regulatory agency approvals and recommendations, except as disclosed in the SEC Documents, and except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates, permits, or to make such declarations or filings, or to follow such recommendations would not have a Material Adverse Effect.  The Company has not received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate, permit or recommendation which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(b)           No investigational new drug (“IND”) application filed by or on behalf of the Company with the FDA has been terminated by the FDA, and none of the FDA, any independent data monitoring committee, or any applicable foreign regulatory agency has recommended, commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise delay or suspend, proposed or ongoing clinical investigations conducted or proposed to be conducted by or on behalf of the Company.

(c)           To the best of the Company’s knowledge, all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates and the components thereof manufactured in or imported into the United States are in compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the Federal Food, Drug and Cosmetic Act of 1938, as amended, and all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates manufactured outside, or exported from, the United States are in compliance with applicable foreign regulatory requirements and standards, except to the extent that the failure to be in compliance with such regulations and standards would not have a Material Adverse Effect.

(d)           The Company has operated its business and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA and any applicable foreign regulatory organization and all recommendations and actions of any independent data monitoring committee.

3.22         NASDAQ Global Market.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market.  The Company has not received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.  The Company is in compliance with all corporate governance requirements of the NASDAQ Global Market.  At Closing, the Company shall have complied with the requirements of the NASDAQ Global Market with respect to the issuance of the Shares.

3.23         SEC Documents.  The Company has made available to each Purchaser, a true and complete copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s Quarterly Reports on Form 10-Q

for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008, and any other statement, report (including, without limitation, Current Reports on Form 8-K), registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the 12-month period ending on the Effective Date.  The Company will, promptly upon the filing thereof, also make available to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials being called, collectively, the “SEC Documents”).  The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement.  As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.  The Company meets the registration and transaction requirements for the use of Form S-3 for the registration of the Shares for resale by the Purchasers.

3.24         Brokers and Finders.  The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.25         No General Solicitation; Securities Laws. Neither the Company nor, to the knowledge of the Company, any person acting for the Company, has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Shares being offered hereby.  Assuming that all of the representations and warranties of the Purchasers set forth in Section 4, are true and correct, the offer and sale of the Shares was conducted and completed in compliance with the Securities Act.

3.26         Accountants.  Ernst & Young LLP, the Company’s accountants, are, to the Company’s knowledge, independent registered public accountants as required by the Securities Act and the Rules and Regulations.  Except as described in the SEC Documents and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Ernst & Young LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.  PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 are, to the Company’s knowledge, independent registered public accountants as required by the Securities Act and the Rules and Regulations.

3.27         Financial Statements.  The financial statements of the Company, together with the related schedules and notes, set forth in the SEC Documents:  (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; and (ii) have been prepared in compliance with requirements of the Securities Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and the schedules included in such financial statements present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments).  There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the SEC Documents that are not included as required by the Securities Act, the Exchange Act and/or the Rules and Regulations, except where a failure to so include would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.28         Tax Returns.  The Company has timely filed all federal, state and foreign income and franchise tax returns required to be filed by the Company on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company that would reasonably be expected to have a Material Adverse Effect.  All tax liabilities are adequately provided for on the books of the Company except where such inadequate provision would not have a Material Adverse Effect.

3.29         Audit Committee.  The Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of NASDAQ (the “NASDAQ Rules”) and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASDAQ Rules.

3.30         Losses.  The Company has not sustained since the date of the latest financial statements included in the SEC Documents, any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any losses or interferences which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.31         No Manipulation of Stock.  Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.32         ERISA.  The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, except where a failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.33         Outstanding Loans to Officers or Directors.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them as prohibited by the Sarbanes-Oxley Act.

4.             Representations and Warranties of the Purchasers.  Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company, as of the Effective Date and the Closing Date, as follows:

4.1           Authorization.  All action on the part of such Purchaser and, if applicable, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).  Such Purchaser has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.  Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares for an indefinite period of time.

4.2           Purchase Entirely for Own Account.  Such Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Shares.

4.3           Investor Status; Etc.  Such Purchaser certifies and represents to the Company that it is now, and at the time such Purchaser acquires any of the Shares, such Purchaser will be, an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares.  Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment.  Such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Shares and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4           Confidential Information.  Each Purchaser understands that any information, other than the SEC Documents, provided to such Purchaser by the Company, including, without limitation, the existence and nature of all discussions and presentations, if any, regarding this offering and this Agreement, is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use in connection with its investment decision regarding the Shares.  Such Purchaser agrees to use such information for the sole purpose of evaluating a possible investment in the Shares and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing such information, this Agreement, or any other offering materials, in whole or in part, or divulging or discussing any of their contents except for use internally and by its legal counsel and except as required by law or legal process.  Such Purchaser understands that the federal securities laws prohibit any person who possesses material nonpublic information about a company from trading in securities of such company.

4.5           Shares Not Registered.  Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Shares Act, and that the Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.6           No Conflict.  The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any material violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.7           Brokers and Finders.  Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.8           Consents.  All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are, or will be, effective as of the Closing.

4.9           Information. Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares, if any, that have been requested by the Purchaser or its advisors, if any.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including the risks reflected in the SEC Documents.

4.10         No Public Offering.  Such Purchaser has not received any information relating to the Shares or the Company, and is not purchasing the Shares as a result of or in connection with, any form of general solicitation or general advertising, including but not limited to, any advertisement, prospectus, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

4.11         Short Positions. Such Purchaser represents, warrants and agrees that, since the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Exchange Act with respect to the Company’s securities and will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.

4.12         Residency.  Purchaser’s principal executive offices are in the jurisdiction set forth immediately below Purchaser’s name on the applicable signature page attached hereto.

4.13         Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.14         Beneficial Ownership.  The purchase by such Purchaser of the Shares issuable to it at the Closing will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred.  Such Purchaser does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred.

5.             Conditions Precedent to Closing.

5.1           Conditions to the Obligation of the Purchasers to Consummate the Closing.  The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by such Purchaser:

(a)           The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)           The Company shall have performed all obligations and conditions required to be performed or observed by the Company under this Agreement on or prior to the Closing Date.

(c)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

(d)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

(e)           Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)            No stop order or suspension of trading shall have been imposed by the NASDAQ Global Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock, nor shall suspension by the NASDAQ Global Market or the SEC have been threatened, as of the Closing Date, in writing by the NASDAQ Global Market or the SEC.

(g)           No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(h)           The purchase of and payment for the Shares by the Purchaser shall not be prohibited by any law or governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect (except for the filing of a Form D and related blue sky law filings which will be timely filed after the Closing Date).

(i)            The NASDAQ Global Market listing of additional shares application for the Shares shall have been filed in accordance with the NASDAQ Rules.

(j)            All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser; the Purchaser shall have received an opinion of legal counsel to the Company substantially in the form of Exhibit B attached hereto; such Purchaser shall have received counterpart originals, or certified or other copies of all documents, including without limitation, records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(k)           The Purchasers shall have received a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver the Shares to the Purchasers in accordance with the amounts set forth in Exhibit A.

5.2          Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a)           The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b)                                 The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(c)                                  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d)                                 The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.  All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect (except for the filing of a Form D and related blue sky law filings which will be timely filed after the Closing Date).

(e)                                  All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

6.                                       Transfer, Legends.

6.1           Securities Law Transfer Restrictions.

(a)                                  Each Purchaser understands that the Shares have not been registered under the Securities Act or any state securities laws, and each Purchaser agrees that, except as provided in Section 7 of this Agreement, it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Shares nor will such Purchaser engage in any hedging or other transaction which is designed to or could be reasonably expected to lead to or result in a Disposition of Shares by such Purchaser or any other person or entity unless (a) the Shares are registered under the Securities Act, (b) the Shares are transferred to the Company, (c) the Shares are transferred pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), (d) the Shares are transferred in connection with a bona fide pledge as contemplated in Section 6.2(a) below or (e) such Purchaser shall have delivered to the Company an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom.

(b)                                 Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of Shares, in any jurisdiction outside of the United States where action by the Company for that purpose is required.  Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.  No third party is authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

(c)                                  Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and with all applicable securities laws and regulations, and such Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

6.2           Legends.

(a)                                  Each certificate representing any of the Shares shall be endorsed with the legend substantially in the form as set forth below, together with other legends as may be required by applicable securities laws, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID SECURITIES ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID SECURITIES ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge.  No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.  Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 6.2(b), any Shares subject to a pledge or security interest as contemplated by this Section 6.2(a) shall continue to bear the legend set forth in this Section 6.2(a) and be subject to the restrictions on transfer set forth in Section 6.1(a).

(b)                                 Certificates evidencing the Shares shall not contain any legend (including, without limitation, the legend set forth in Section 6.2(a) hereof): (i) while a registration statement (including, without limitation, the Registration Statement) covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(b)(1), or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, judicial interpretations and pronouncements issued by the staff of the SEC).  The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 6.2(b), it will, no later than three (3) business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of (i) a certificate representing Shares issued with a restrictive legend and (ii) a letter acknowledging that sales of such Shares shall be made in a manner consistent with the plan of distribution set forth in the Registration Statement (such third business day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.  The failure to timely deliver certificates without restrictive legends by the Legend Removal Date shall not be a breach of the foregoing covenant if such delay is solely due to the action or inaction of the Company’s transfer agent and if the Company has taken all reasonable steps necessary to facilitate the removal of such legends (provided that if permitted by the Company’s transfer agent counsel to the Purchasers shall be permitted to submit a legal opinion to the Company’s transfer agent authorizing legend removal in order to meet any requirement for an opinion of counsel by such transfer agent). The Company’s obligation to issue unlegended certificates pursuant to this Section 6.2(b) shall be excused if (i) the SEC promulgates any rule or interpretation expressly prohibiting removal of legends in such circumstances, (ii) the SEC or other regulatory authority instructs the Company or its transfer agent not to remove such legends, (iii) the SEC makes it a condition to the effectiveness of a registration statement that the Company continue to keep such legends in place, and (iv) with respect to a Purchaser, so long as such Purchaser is deemed to be an “affiliate” of the Company pursuant to the Securities Act and Rule 144 promulgated thereunder (in which case, the certificate(s) evidencing such Purchaser’s shares shall also bear a legend disclosing Purchaser’s status as an “affiliate” of the Company until such time as such Purchaser is no longer deemed by the Company, in its reasonable discretion with the advice of its legal counsel, to be an “affiliate” of the Company in accordance with the Securities Act).

(c)                                  Each Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 6.2 is predicated upon the Company’s reliance that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(d)                                 Notwithstanding anything herein to the contrary, no registration statement or opinion of counsel shall be necessary for a transfer (i) by a Purchaser that is a partnership to a partner (limited or general) of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, (ii) by a Purchaser that is a limited liability company to a member of such limited liability company or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such member or retired member or the transfer by gift, will or intestate succession of any member to his or her spouse or to the siblings, lineal descendants or ancestors of such member or his or her spouse or (iii) by a Purchaser to an affiliate of such Purchaser, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

7.                                       Covenants.

7.1           Registration Procedures and Expenses.  The Company shall:

(a)                                  file a Registration Statement with the SEC within forty-five (45) days following the Closing Date to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) or, only if the Company is not eligible to use Form S-3, on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers;

(b)                                 subject to receipt of necessary information from the Purchasers, cause any such Registration Statement filed pursuant to Section 7.1(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date (the “Effectiveness Deadline Date”) that is ninety (90) days following the Closing Date; provided, however, that in the event that the Registration Statement is reviewed by the SEC (subject to the exception contained in 7.1(b)(1)), then the Effectiveness Deadline Date shall mean, with respect to such Registration Statement, the date that is one hundred twenty (120) days following the Closing Date;

(1)                                  notwithstanding the foregoing, if the SEC reviews the Registration Statement and provides comments solely relating to the Company’s absence of certain Part II or Part III information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (similar to the SEC comment letter issued to the Company March 25, 2008), then such comments shall not be considered a “review” for purposes of Section 7.1(b) and the Effectiveness Deadline Date in such case shall be 90 days from the Closing Date;

(c)                                  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 7.5 below, subject to the Company’s right to suspend pursuant to Section 7.4;

(d)                                 furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(e)                                  file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(f)                                    advise each Purchaser promptly:

(1)                                  of the effectiveness of the Registration Statement or any post-effective amendments thereto;

(2)                                  of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

(3)                                  of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(4)                                  of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(g)                                 use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(h)                                 bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.1 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

Notwithstanding the registration obligations set forth in this Section 7.1, in the event the SEC informs the Company that all of the Registrable Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Purchasers thereof and file amendments to the initial Registration Statement as required by the SEC and/or (ii) withdraw the initial Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Shares permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Shares as a secondary offering; provided, however, that prior to filing such amendment or new Registration Statement, the Company shall be obligated to use its best efforts to advocate with the SEC for the registration of all of the Registrable Shares in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 7.2, if any SEC Guidance imposes a limitation on the number of Registrable Shares permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used best efforts to advocate with the SEC for the registration of all or a greater number of Registrable Shares), the number of Registrable Shares to be registered on such Registration Statement shall be reduced on a pro rata basis based on the total number of unregistered Shares held by such Purchasers, provided that the Company shall have an ongoing obligation to register the remaining Registrable Shares in one or more additional Registration Statements to be filed within 30 days of the Company becoming eligible to do so (the “Springing Date”), with such subsequent Registration Statement(s) to be declared effective within 90 days from the Springing Date or, in the case of an SEC review as contemplated in Section 7.1(b), 120 days from the Springing Date.

7.2           Delay in Effectiveness.  If the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each partial or whole thirty (30) day period following the Effectiveness Deadline Date, until but excluding the date the Registration Statement is declared effective, the Company shall, for such period, pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to 1.0% of the purchase price of the Shares purchased by such Purchaser hereunder, for such period (or prorated for any partial period), up to a maximum of 10% in the aggregate; and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs.  The parties hereto agree that the liquidated damages provided for in this Section 7.2 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof.

7.3           Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Purchaser, the partners, members, officers, directors, controlling persons or Affiliates of each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser, partner, member, officer, director, controlling person or Affiliate for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises solely out of, or is based solely upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, partner, member, officer, director, controlling person or Affiliate specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; and provided, further, however, that the Company shall not be liable to any Purchaser of Registrable Shares (or any partner, member, officer, director, controlling person or Affiliate of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if such Purchaser sold Registrable Shares in violation of such Purchaser’s covenant contained in Section 7.4 of this Agreement.

(b)                                 Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise solely out of, or are based solely upon, any breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7.3(b) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

(c)                                  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall promptly notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties.  The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d)                                 If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party.  In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)                                  If the indemnification provided for in this Section 7.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such indemnifying party upon the sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

7.4           Prospectus Delivery.  Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with Section 6.  The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act.  The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided that (i) such suspension periods shall in no event exceed ten (10) days in any twelve (12) month period and (ii) the Board of Directors of the Company shall have made a good faith judgment that the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose a specific corporate development or potentially significant transaction or event, the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its shareholders.

7.5           Termination of Obligations.  The obligations of the Company pursuant to Section 7.1 hereof shall cease and terminate upon the earlier to occur of

(a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be resold without restriction pursuant to Rule 144, or (c) the third anniversary of the Closing Date, but not so long as any Purchaser is deemed an Affiliate of the Company.

7.6           Reporting Requirements.  With a view to making available the benefits of Rule 144 and any other rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

(1)                                          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(2)                                          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(3)                                          so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

7.7              Blue Sky.  The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Shares.

8.                                       Termination; Liabilities Consequent Thereon.  This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a)                                  by any Purchaser (with respect to such Purchaser providing notice only), upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to March 13, 2009 (other than as a result of the failure on the part of the Purchaser giving such notice of termination to perform its covenants and obligations under this Agreement in all material respects); or

(b)                                 by the Company, upon notice to the Purchasers if the conditions set forth in Section 5.2 shall not have been satisfied on or prior to March 13, 2009; or

(c)                                  at any time by mutual agreement of the Company and the Purchasers; or

(d)                                 by any Purchaser (with respect to such Purchaser providing notice only), if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

(e)                                  by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

Notwithstanding the foregoing, with respect to Sections 8(b) and 8(e), the Company may not terminate this Agreement as to any Purchaser who (i) has met its closing obligations under Section 5.2, (ii) is not in breach of any representation or warranty or material breach of any covenant of such Purchaser, and (iii) elects to proceed with the Closing despite the failure of one or more other Purchasers to meet their respective closing obligations under Section 5.2, which shall include any act that causes any closing obligation under Section 5.2 to not be met, or the breach by one or more other Purchasers of any representation, warranty or material covenant of any such Purchaser. Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.  Any liability of a Purchaser under this Section 7 shall be several, and not joint, with the obligations of any other Purchaser.

9.                                       Indemnification Provisions.

9.1                                 Indemnification. In addition to the indemnification provisions set forth in Section 7 hereof, the Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages, judgments, fines, penalties, expenses (including reasonable attorney’s fees and expenses), amounts paid in settlement, and liabilities joint or several (“Claims”) to which such Purchaser may become subject (under the Securities Act or otherwise) or which it may incur in connection with investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto insofar as such Claims (or actions or proceedings in respect thereof) arise out of or are based upon any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein. The Company shall reimburse each Purchaser for the amounts provided for herein on demand as such expenses are incurred as reasonably documented by the Purchaser.  The Company will not be liable to any Purchaser under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement.

9.2                                 Conduct of Indemnification Proceedings. Promptly after receipt by any Purchaser of notice of any claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9, such Purchaser shall promptly notify the Company in writing of such claim or of the commencement of such action, and the Company shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to Purchaser; provided, however, that the failure of any Purchaser to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent, and only to the extent, that the Company is actually and materially and adversely prejudiced by such failure to notify.  After notice from the Company to the Purchaser of its election to assume the defense thereof, the Company shall not be liable to such Purchaser for any legal expenses subsequently incurred by such Purchaser in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Purchaser for the same counsel to represent both the Purchaser and the Company or any Affiliate or associate thereof, the Purchaser shall be entitled to retain its own counsel at the expense of the Company; provided, further, that the Company shall not be responsible for the fees and expense of more than one separate counsel for all Purchasers.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned unless the Company fails to defend any proceeding or fails to promptly respond to a settlement offer.  Without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Purchaser is or could have been a party and indemnity could have been sought hereunder by such Purchaser, unless such settlement includes an unconditional release of such Purchaser from all liability arising out of such proceeding.

10.                                 Miscellaneous Provisions.

10.1                           Public Statements or Releases.  The Company shall, on the business day following the date of this Agreement, issue a press release announcing the entry into this Agreement and disclosing the transactions contemplated hereby, as well as make such other filings and notices in the manner and time required by the SEC.  Prior to such announcement, no Purchaser shall make, issue, or release any announcement, whether to the public generally, or to any of its limited partners or other third parties, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the Company, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 10.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

10.2                           Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other parties to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

10.3                           Rights Cumulative.  Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

10.4                           Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

10.5                           Notices.  Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing, addressed as set forth below and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three business (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case costs prepaid.

(a)                                  All correspondence to the Company shall be addressed as follows:

Affymax, Inc.
4001 Miranda Avenue
Palo Alto, California 94304

Attention:	Grace U. Shin
General Counsel
Facsimile:	(650) 424-0832

with a copy to (which shall not constitute notice):

Cooley Godward Kronish, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

Attention:	Laura A. Berezin, Esq.
Facsimile:	(650) 849-7400

All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

(b)                                 Any entity may change the address to which correspondence to it is to be addressed by ten (10) days advance written notification as provided for herein.

10.6                           Captions.  The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

10.7                           Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

10.8                           Governing Law; Injunctive Relief.

(a)                                  This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

(b)                                 Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”).  Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party’s reasonable costs, including attorney’s fees, incurred in connection with defending such action.  Such remedies shall not be the parties’ exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

10.9                           Amendments. This Agreement may not be amended or modified, and no rights or provisions may be waived, except pursuant to an instrument in writing signed by the Company and the Majority Purchasers; provided, however, that this Agreement may not be amended or modified, and no rights or provisions may be waived, in any way that materially adversely affects the rights and/or obligations of any Purchaser under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of the other Purchasers without the written consent of such adversely affected party. The Company shall give prompt written notice of any amendment, modification or waiver hereof to any party hereto that did not consent in writing to such amendment, modification or waiver. Any amendment, modification or waiver effected in accordance with this Section 10.9 shall be binding on all parties hereto, even if they do not execute such consent.

10.10                     Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

10.11                     Expenses.  Each party will bear its own costs and expenses in connection with this Agreement; provided, however that the Company shall reimburse reasonably documented legal, due diligence and other fees and expenses incurred by ProQuest Investments in connection with the transaction described in this Agreement (not to exceed $135,000 total, inclusive of the review of the Registration Statement required to be filed pursuant to this Agreement).

10.12                     Assignment.  The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party.  No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company, provided, however, that a Purchaser may assign its rights hereunder with respect to any Shares transferred pursuant to and in compliance with Section 6 of this Agreement, and may designate such transferee to perform the duties of the Purchaser hereunder with respect to such transferred Shares; provided, further that irrespective of such transfer and designation the Purchaser shall remain obligated hereunder with respect to all of such Purchaser’s purchased Shares.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

10.13                     Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A facsimile, photocopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, photocopy or other reproduction hereof.

10.14                     Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

10.15                     Waiver of Conflicts.  Each party to this Agreement acknowledges that Cooley, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing.  The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent.  Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company.  The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

10.16                     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transaction contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10.17                     Use of Proceeds.  The Company agrees that all proceeds from the sale of the Shares pursuant to this Agreement shall be used only for working capital and other corporate/operational purposes of the Company; provided, however, that the Company shall be permitted to use such proceeds to make required payments on the Company’s outstanding indebtedness on the Effective Date as disclosed in the SEC Documents.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the day and year first above written.

AFFYMAX, INC.

By:	/s/ Paul B. Cleveland
Name: Paul B. Cleveland
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the day and year first above written.

PURCHASER:

PROQUEST INVESTMENTS IV, L.P.
By: ProQuest Associates IV LLC
Its: General Partner

By:	/s/ Pasquale DeAngelis
Name: Pasquale DeAngelis
Title: Managing Member

Notice Address:

ProQuest Investments IV, L.P.
90 Nassau Street
Fifth Floor
Princeton, NJ 08542
Attn: Pasquale DeAngelis
Fax: (609) 375-1047

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the day and year first above written.

PURCHASER:

BESSEMER VENTURE PARTNERS VI L.P.
By: Deer VI & Co. LLC, General Partner

By:	/s/ Scott Ring
Scott Ring, General Counsel

Notice Address:

c/o Bessemer Venture Partners
1865 Palmer Avenue
Suite 104
Larchmont, NY 10538
Tel. 914-833-5300
Email: transactions@bvp.com

PURCHASER:

BESSEMER VENTURE PARTNERS CO-INVESTMENT L.P.
By: Deer VI & Co. LLC, General Partner

By:	/s/ Scott Ring
Scott Ring, General Counsel

Notice Address:

c/o Bessemer Venture Partners
1865 Palmer Avenue
Suite 104
Larchmont, NY 10538
Tel. 914-833-5300
Email: transactions@bvp.com

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the day and year first above written.

PURCHASER:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund, L.P.

Address:

One Sansome Street, 39th Floor
San Francisco, CA 94104

Fax: (415)-288-2394

PURCHASER:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
General Partner of Biotechnology Value Fund II, L.P.

Address:

One Sansome Street, 39th Floor
San Francisco, CA 94104

Fax: (415)-288-2394

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the day and year first above written.

PURCHASER:

INVESTMENT 10, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
Attorney-in-fact for Investment 10, LLC

Address:

One Sansome Street, 39th Floor
San Francisco, CA 94104

Fax: (415)-288-2394

PURCHASER:

BVF INVESTMENTS, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title:	President of BVF Inc.
General Partner of BVF Partners L.P.
Manager of BVF Investments, LLC

Address:

One Sansome Street, 39th Floor
San Francisco, CA 94104

Fax: (415)-288-2394

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address	Number of Shares to be Purchased	Purchase Price

ProQuest Investments IV, L.P. 90 Nassau Street, Fifth Floor Princeton, NJ 08542 Attn: Pasquale DeAngelis	1,777,942	$19,999,998.44

Bessemer Venture Partners VI L.P. c/o Bessemer Venture Partners 1865 Palmer Avenue Suite 104 Larchmont, NY 10538 Attn: Scott Ring	333,365	$3,750,009.55

Bessemer Venture Partners Co-Investment L.P. c/o Bessemer Venture Partners 1865 Palmer Avenue Suite 104 Larchmont, NY 10538 Attn: Scott Ring	111,121	$1,249,995.68

Biotechnology Value Fund, L.P. One Sansome Street, 39th Floor San Francisco, CA 94104 Attn: Oleg Nodelman	138,815	$1,561,524.38

Biotechnology Value Fund II, L.P. One Sansome Street, 39th Floor San Francisco, CA 94104 Attn: Oleg Nodelman	97,341	$1,094,985.02

Investment 10, LLC One Sansome Street, 39th Floor San Francisco, CA 94104 Attn: Oleg Nodelman	35,659	$401,126.66

BVF Investments, LLC One Sansome Street, 39th Floor San Francisco, CA 94104 Attn: Oleg Nodelman	350,465	$3,942,366.77

TOTAL	2,844,708	$32,000,006.50

Exhibit B

FORM OF LEGAL OPINION

March      , 2009

To the Purchasers Set Forth on Schedule A Hereto

RE:         Affymax, Inc.

Ladies and Gentlemen:

We have acted as counsel for Affymax, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 2,844,708 shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Shares”) to the Purchasers under the Securities Purchase Agreement dated as of February 13, 2009 (the “Purchase Agreement”).  We are rendering this opinion pursuant to Section 5.1(h) of the Purchase Agreement.  Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as copies; (iii) the accuracy, completeness and authenticity of certificates of public officials; (iv) the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and (v) the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Purchase Agreement). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Purchase Agreement is an obligation binding upon the parties thereto other than the Company; that the parties to the Purchase Agreement other than the Company have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement or to the Material Agreements (as defined below) that would modify or interpret the terms of the Purchase Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of the State of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction would apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof or any liquidated damages provisions in the Purchase Agreement.

We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefits, tax, fraudulent conveyance, usury, laws governing the legality of investments for regulated entities, Regulations T, U or X of the Board of Governors of the Federal Reserve System, any law, rules or regulations relating to the United States Food and Drug Administration or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or stockholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; or compliance with laws that place limitations on corporate distributions.

With regard to our opinion in paragraph 1 below with respect to the good standing and due qualification of the Company, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date and a certificate from the California Franchise Tax Board as of a recent date.

With regard to our opinion in paragraph 5 below concerning defaults under and any material breaches of any Material Agreement, we have relied solely upon an examination of the contracts identified in the list attached hereto as Schedule B (the “Material Agreements”), in the form provided to us by the Company.  We have made no further investigation.  Further, with regard to our opinion in paragraph 5 below concerning Material Agreements, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction.  We have assumed that the Material Agreements are enforceable against the parties thereto in accordance with their respective terms.  To the extent that laws other than those of California govern any of the Material Agreements, we have also assumed that the Material Agreements would be interpreted in accordance with their plain meaning.

With regard to our opinion in paragraph 7 below, we have assumed the following: (a) that the representations made by each Purchaser in the Purchase Agreement are true and correct; and (b) that neither the Company, nor any person acting on behalf of the Company has offered or sold the Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act.

With regard to our opinion in paragraph 7 concerning exemption from registration, our opinion is expressed only with respect to the offer and sale of the Shares without regard to any offers or sales of other securities occurring prior to or subsequent to the date hereof.

With regard to our opinion in paragraph 8 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended, and a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8.  We have conducted no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own and lease its properties and to conduct its business as it is currently being conducted. The Company is qualified to do business as a foreign corporation and is in good standing in California.

2.             The Company has the requisite corporate power to execute, deliver and perform its obligations under the Purchase Agreement.

3.             All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Purchase Agreement by the Company and the authorization, sale, issuance and delivery of the Shares has been taken. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that we express no opinion as to the validity of rights to indemnity and contribution under Sections 7.3 and 9 of the Purchase Agreement and except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.             The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable.  The issuance and sale of the Shares is not subject to any preemptive right under (i) the Delaware General Corporation Law, (ii) the Company’s Certificate of Incorporation or Bylaws, or (iii) any of the Material Agreements.

5.             The execution and delivery of the Purchase Agreement, and the issuance of the Shares pursuant thereto, do not violate any provision of the Company’s Certificate of Incorporation or Bylaws, do not constitute a default under or a material breach of any Material Agreement and do not violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Purchase Agreement or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware.

6.             All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal or California regulatory authority or governmental body required for the issuance of the Shares, have been made or obtained, except (a) for the filing of a

Form D pursuant to Securities and Exchange Commission Regulation D, and (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d).

7.             The offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

8.             The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

[Signature Page Follows]

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD KRONISH LLP

By:
Laura A. Berezin, Esq.

Schedule A

PURCHASERS

ProQuest Investments IV, L.P.

Bessemer Venture Partners VI L.P.

Bessemer Venture Partners Co-Investment L.P.

Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.

Investment 10, LLC

BVF Investments, LLC

Schedule B

MATERIAL AGREEMENTS

Amended and Restated Investor Rights Agreement, dated September 7, 2006

Form of Indemnity Agreement between the Company and each of its officers and directors

2001 Stock Option/Stock Issuance Plan

2006 Employee Stock Purchase Plan

Employment Agreement, dated June 10, 2003, by and between the Company and Arlene M. Morris

Executive Employment Agreement, dated November 17, 2005, by and between the Company and Paul B. Cleveland

Executive Employment Agreement, dated July 21, 2007, by and between the Company and Steven Love

Research and Development/Office Lease, dated May 30, 1990, by and between Miranda Associates and Affymax Research Institute

First Amendment to Lease, dated November 16, 1999, by and between Spieker Properties, L.P., successor in interest to Miranda Associates, and Affymax Research Institute

Second Amendment to Lease, dated December 20, 1999, by and between Spieker Properties, L.P. and Affymax Research Institute

Third Amendment, dated December 31, 2001, by and between EOP-Foothill Research Center, L.L.C., successor by merger to Spieker Properties L.P., and the Company

EPO Receptor License Agreement, dated September 5, 1996, by and between the Company and Genetics Institute, Inc.

License Agreement (Therapeutic Products), dated June 28, 1996, by and between the Company, Dyax Corp. and Protein Engineering Corporation

License Agreement, dated July 25, 2001, by and between the Company and Dyax Corp.

License Agreement, dated July 27, 2001, by and between the Company, Glaxo Group Limited, SmithKline Beecham Corporation, Affymax N.V., Affymax Research Institute and Affymax Technologies N.V.

License Agreement, dated August 13, 2001, by and between the Company and XOMA Ireland Limited

License, Manufacturing, and Supply Agreement, dated April 8, 2004, by and between the Company and Nektar Therapeutics AL, Corporation

Collaboration and License Agreement, dated February 13, 2006, by and between the Company and Takeda Pharmaceutical Company Limited

Collaboration and License Agreement, dated June 27, 2006, by and between the Company and Takeda Pharmaceutical Company Limited

Research and Development Agreement, dated April 2, 1992, by and between the Company and The R.W. Johnson Pharmaceutical Research Institute

Sublease Agreement, dated September 1, 2006, by and between the Company and TIBCO Software Inc.

First Amendment to Collaboration and License Agreement, dated April 1, 2007, by and between Company and Takeda Pharmaceutical Company Limited

Fourth Amendment to Lease, dated November 30, 2006, by and between Company and CA-Foothill Research Center L.P.

Second Amendment to Collaboration and License Agreements between Company and Takeda Pharmaceutical Company Limited effective January 1, 2008